UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

     JOURNAL REGISTER COMPANY
(Exact name of registrant as specified in its charter)

Delaware	22-3498615

(State of incorporation or organization)	(IRS Employer
Identification No.)

790 Township Line Road, Suite 300, Yardley	19067

(Address of principal executive offices)	(Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. [X]	box. []

Securities to be registered pursuant to Section 12(b) of the Act:

PREFERRED SHARE PURCHASE RIGHTS
(Title of Each Class)

N/A
(Name of Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act: None

     Journal Register Company, a Delaware corporation (“JRC”), supplements and amends its Registration Statement on Form 8-A (File No. 000-33003), dated July 18, 2001 (the “Registration Statement”), as follows:

Item 1. Description of Securities to be Registered.

     On April 18, 2008, Journal Register Company, a Delaware corporation (“JRC”) entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of July 17, 2001, between JRC and The Bank of New York (the “Rights Agreement”). The Rights Agreement Amendment increases the beneficial ownership threshold required to trigger rights under the Rights Agreement from a 15% ownership interest to a 30% ownership interest. The Rights Agreement Amendment is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 2. Exhibits.

1.1	Amendment No. 1 to the Rights Agreement, dated as of April 18, 2008, between Journal Register Company and The Bank of New York, as rights agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 22, 2008

JOURNAL REGISTER COMPANY

By: /s/ Edward J. Yocum
Edward J. Yocum
Senior Vice President, General Counsel
& Corporate Secretary

EXHIBIT LIST

Exhibit
No.	Description

1.1	Amendment No. 1 to the Rights Agreement, dated as of April 18, 2008, between Journal Register Company and The Bank of New York, as rights agent.